Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Post-Effective Amendment No. 57 to Registration Statement No. 2-75677 of Westcore Trust on Form N-1A of our report dated July 12, 2004 for Westcore Trust (including Westcore MIDCO Growth Fund, Westcore Growth Fund, Westcore Select Fund, Westcore International Frontier Fund, Westcore Blue Chip Fund, Westcore Mid-Cap Opportunity Fund, Westcore Small-Cap Opportunity Fund, Westcore Flexible Income Fund, Westcore Plus Bond Fund, and the Westcore Colorado Tax-Exempt Fund), appearing in the Annual Report to Stockholders of the Westcore Trust for the year ended May 31, 2004 in the Statement of Additional Information, which is part of this Registration Statement.



We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Auditors and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.







 /S/ DELOITTE & TOUCHE LLP
----------------------------
 DELOITTE & TOUCHE LLP

Denver, Colorado
September 28, 2004